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                                                                     EXHIBIT 4.2

                              (Form of Global Note)

                        MERCANTILE BANKSHARES CORPORATION

                   4.625% Subordinated Note due 2013, Series B

     THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE NOTES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                      A-1

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                                                               CUSIP 587405 AB 7

                        MERCANTILE BANKSHARES CORPORATION

                   4.625% Subordinated Note due 2013, Series B

No. B-1                                                             $300,000,000

     Mercantile Bankshares Corporation promises to pay to Cede & Co. or registered assigns, the principal sum of three hundred million dollars, as such sum may be increased or reduced as reflected on the records of the Trustee in accordance with Section 2.01(b) of the within-mentioned Indenture, on April 15, 2013.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Dated:

                                               MERCANTILE BANKSHARES CORPORATION


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

This is one of the Notes referred to in
the within-mentioned Indenture:

JPMORGAN CHASE BANK,
   as Trustee


By:
    -----------------------------------
    Authorized Officer

                                      A-2

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                                (Reverse of Note)

                        MERCANTILE BANKSHARES CORPORATION

                   4.625% Subordinated Note due 2013, Series B

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Mercantile Bankshares Corporation (the "Company"), a Maryland corporation, promises to pay interest on the Principal Amount of this Note at 4.625% per annum from April 15, 2003 until maturity. The Company shall pay interest semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be October 15, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the then applicable interest rate, to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as herein defined) with respect to defaulted interest. The Notes will be payable as to principal, premium, if any and interest at the office or agency of the Paying Agent (which may be the Company), or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that all payments of principal, premium, if any, and interest with respect to Notes a Holder of which owns at least $50 million aggregate Principal Amount of Notes and has given wire transfer instructions to the Company at least ten Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holder thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                      A-3

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     3. Paying Agent and Registrar. Initially, JPMorgan Chase Bank, the Trustee
("Trustee") under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued this Note under an Indenture dated as of April 15, 2003, as amended or supplemented from time to time ("Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

     5. Subordination. Under the Indenture, the payment of the principal of, premium, if any, on, and interest on each and all of the Notes is subordinated, to the extent and in the manner set forth in the Indenture, in right of payment or delivery to the prior payment or satisfaction in full of all Senior Indebtedness.

     Under the Indenture, "Senior Indebtedness" means

     (i) Indebtedness for Money Borrowed (as defined in the Indenture) whether outstanding on the date of the execution of the Indenture or subsequently created, assumed or incurred, other than (A) the Notes, (B) any obligation Ranking Junior to the Notes (as defined in the Indenture) and (C) any obligation Ranking on a Parity with the Notes (as defined in the Indenture),

     (ii) all obligations of the Company to make payment or delivery pursuant to the terms of financial instruments such as (A) securities contracts and foreign currency exchange contracts, (B) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, interest rate agreements, commodity contracts or options, and (C) in the case of both (A) and (B) above, similar financial instruments or agreements (in each case, other than any such obligation Ranking on a Parity with the Notes or obligation Ranking Junior to the Notes), and

     (iii) any deferrals, renewals or extensions of any such Senior
Indebtedness.

     6. Optional Redemption. With the prior approval of the Board of Governors of the Federal Reserve System, the Notes may be redeemed at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a price equal to the greater of (i) 100% of the Principal Amount of Notes being redeemed, or (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest on the Notes being redeemed discounted to the date of redemption on a semiannual basis, (assuming a 360-day year of twelve 30-day months) at a rate equal to the Treasury Rate plus

                                      A-4

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15 basis points, plus in either case, accrued and unpaid interest on the
Principal Amount of Notes being redeemed to the Redemption Date.

     7. Notice of Redemption. Notice of redemption will be mailed, by first class mail, at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption, if the Company has deposited with the Trustee or with the Paying Agent, one Business Day prior the Redemption Date, money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.

     8. Denominations, Transfer and Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company or the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company and the Registrar need not exchange or register the transfer of any Note selected for redemption, in whole or in part, except for the unredeemed portion of any Note being redeemed in part. The Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

     9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in Principal Amount of the then outstanding Notes voting as a single class, and, subject to Sections 6.04, 6.07 and 6.08 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, on, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) may be waived by the Holders of at least a majority in Principal Amount of Notes then outstanding voting as a single class. Subject to Sections 6.04, 6.07 and 6.08 of the Indenture, compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in Principal Amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of Certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not adversely affect any Holder; to provide for

                                      A-5

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the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes; to make any change that is not inconsistent with the Indenture and does not adversely affect the legal rights under the Indenture of any Holder of Notes; or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

     11. Defaults and Remedies. (a) Any of the following events shall constitute an "Event of Default" hereunder:

          (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or a Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a decree or order adjudging the Company or a Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Material Subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or a Material Subsidiary or ordering the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

          (ii) the Company or a Material Subsidiary shall commence a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or any other case or proceeding to be adjudicated a bankrupt or insolvent, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or a Material Subsidiary, or the filing by the Company or a Material Subsidiary of a petition or answer to consent seeking reorganization or relief under any such applicable federal or state law, or the consent by the Company or a Material Subsidiary to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Material Subsidiary, or the making by the Company or a Material Subsidiary of an assignment for the benefit of creditors, or the taking of action by the Company or a Material Subsidiary in furtherance of any such action.

     (b) Any of the following events shall be a "Default" hereunder:

          (i) an Event of Default; or

                                      A-6

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          (ii) default in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity, by declaration or otherwise; or

          (iii) default in the payment of any installment of interest on any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

          (iv) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in this Indenture applicable to the Notes for a period of 60 days after the date on which a Notice of Default shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding.

     If an Event of Default as defined in the Indenture occurs, the principal, premium, if any, accrued and unpaid interest on the Notes then outstanding shall be immediately due and payable without any declaration or other act or notice on the part of the Trustee or any Holder in the manner and with the effect provided in the Indenture. The principal of the Notes may not be declared due and payable upon a Default, other than a Default that is also an Event of Default.

     Holders may not enforce the indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a 25% in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

     12. Trustee Dealings With Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not the Trustee.

     13. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

     14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                                      A-7

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     15. Abbreviations. Customary abbreviations may be used in the name of a
Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     17. Available Information. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          Mercantile Bankshares Corporation
          Two Hopkins Plaza
          Baltimore, Maryland 21201
          Attention: General Counsel

     18. Counterparts. This Note may be executed by one or more of the parties to this Note on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                                      A-8

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                                 Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to
             -------------------------------------------------------------------
             (Insert assignee's Social Security or Tax Identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint                                    to transfer this Note
                        ----------------------------------
on the books of the Company, the agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
      ----------------------------------


                                           Your signature:
                                                           ---------------------
                                           (Sign exactly as your name appears on
                                           the face of this Note)

                                           Tax Identification No.:
                                                                  --------------
                                           SIGNATURE GUARANTEE:


                                           -------------------------------------
                                           Signatures must be guaranteed by an
                                           "eligible guarantor institution"
                                           meeting the requirements of the
                                           Registrar, which requirements
                                           include membership or participation
                                           in the Security Transfer Agent
                                           Medallion Program ("STAMP") or such
                                           other "signature guarantee program"
                                           as may be determined by the
                                           Registrar in addition to, or in
                                           substitution for, STAMP, all in
                                           accordance with the Securities
                                           Exchange Act of 1934, as amended.

                                       A-9